Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is effective as of October 4, 2021, by and between INOTIV, INC. (formerly known as Bioanalytical Systems, Inc.), an Indiana corporation (the “Borrower”), and FIRST INTERNET BANK OF INDIANA, an Indiana state bank (“Bank”).  The parties agree as follows:

WHEREAS, as of April 30, 2021, the parties hereto entered into a certain Amended and Restated Credit Agreement (as amended, the “Agreement”);

WHEREAS, Greek Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower (“GMS”), desires to merge with and into Plato Biopharma, Inc., a Delaware corporation (“Plato”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated October 4, 2021 by and among Borrower (as Parent), GMS, Plato, and Shareholder Representative Services LLC, a Colorado limited liability company (the “Securityholder Representative”) (the “Plato Acquisition”);

WHEREAS, Inotiv Boulder, LLC, an Indiana limited liability company (“IB”), is a wholly-owned subsidiary of Borrower and a Guarantor (among others) of the Obligations of Borrower to Bank under the Agreement pursuant to an Amended and Restated Guaranty Agreement dated April 30, 2021 by IB and the other Guarantors party thereto in favor of Bank (the “Guaranty”);

WHEREAS, immediately following the consummation of the Plato Acquisition, Plato will merge with and into IB;

WHEREAS, pursuant to Section 5.1(c) of the Agreement, subject to Bank’s consent, the Borrower may and may permit any Subsidiary to enter into any consolidation or merger with, or acquisition of, any Person or any substantial portion of its assets. The Borrower has notified Bank of the Plato Acquisition, and the parties desire to acknowledge the Bank’s consent to the Plato Acquisition;

WHEREAS, the parties further desire to amend the Agreement to, among other things, modify certain definitions and other terms and provisions, all subject to the terms contained herein; and

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

PART I. CONSENT

The Bank acknowledges that it has received the notice of the Plato Acquisition, and recognizes that, immediately following the consummation of the Plato Acquisition, Plato shall merge with and into IB.  To the extent consent is required for such acquisition, the Bank hereby consents (i) to the Plato Acquisition and (ii) to the merger of Plato with and into IB immediately following the consummation of the Plato Acquisition.

PART II. AMENDATORY PROVISIONS

ARTICLE 1. DEFINITIONS.

Section 1.1  Defined Terms.  Section 1.1 of the Agreement is hereby amended by substituting the following definitions in lieu of the like existing definitions:

“Acquisition Agreements” means the BBP Acquisition Agreement, the HTL Acquisition Agreement, and the Plato Acquisition Agreement.

“Acquisition Documents” means the Acquisition Agreements and all other documents ancillary thereto related to the BBP Acquisition, the HTL Acquisition, and the Plato Acquisition.

“Adjusted EBITDA” means for the applicable Test Period, the sum of in total for Borrower and its Consolidated Subsidiaries (without duplication): (a) EBITDA; plus to the extent included in the determination of EBITDA for the applicable Test Period (b) pro forma Adjusted EBITDA with respect to the BBP Acquisition and the HTL Acquisition; plus (c) non-cash losses during the applicable Test Period; plus (d) permitted Run-Rate Cost Savings & Synergies; plus, (e) non-cash stock compensation; plus (f) Approved Non-Recurring Expenses; plus (g) Transaction Costs incurred in connection with any Acquisition in an amount not to exceed $2,000,000 during the applicable Test Period as approved by Bank; plus (h) such additional add-backs during the applicable Test Period, if any, permitted by Bank in its sole discretion; and minus to the extent included in the determination of EBITDA for the applicable Test Period, any (i) extraordinary or non-recurring income or gains, and (ii) any gain arising from the sale of capital assets, and (iii) plus or minus any non-cash expense or income recognized.

“Seller Debt” means (i) the Indebtedness of Borrower owed to Phillip Bendele in the original principal amount of $750,000; (ii) the Indebtedness of Borrower owed to Alison Bendele in the original principal amount of $750,000; (iii) the Indebtedness of BASi Gaithersburg owed to Smithers Avanza Toxicology Services LLC, a Delaware limited liability company, in the original principal amount of $810,000; (iv) the Indebtedness of Bronco Research owed to Pre-Clinical Research Services, Inc., a Colorado corporation, in the original principal amount of $800,000; and, (v) the Indebtedness of Plato owed to the holders of the Stockholder Notes, such Stockholder Notes to equal an aggregate principal amount of $3,000,000.

“Subordination Agreement” means each Subordination Agreement executed by a holder of Subordinated Debt, in the form prescribed by Bank, including any amendment or modification thereof, including, but not limited to, (i) that certain Subordination Agreement by and among Borrower, Phillip Bendele, and the Bank dated as of April 30, 2021, (ii) that certain Subordination Agreement by and among Borrower, Alison Bendele, and the Bank dated as of April 30, 2021, (iii) that certain Subordination Agreement by and among BASi Gaithersburg, Smithers Avanza Toxicology Services LLC, and the Bank dated as of May 1, 2019, (iv) that certain Subordination Agreement by and among Bronco

Research, Pre-Clinical Research Services, Inc., and the Bank dated as of December 1, 2019, and, (v) that certain Subordination Agreement by and among Plato, the holders of the Stockholders Notes, and the Bank dated as of even date herewith.

Section 1.2  Additional Defined Terms.  Section 1.1 of the Agreement is hereby further amended by adding the following definitions:

“Acquisition” means the BBP Acquisition, the HTL Acquisition, the Plato Acquisition and any other consolidation or merger with, or acquisition of, any Person or any substantial portion of its assets as approved by Bank from time to time pursuant to this Agreement.

“GMS” means Greek Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Borrower.

“Plato” means Plato Biopharma, Inc., a Delaware corporation.

“Plato Acquisition” means the acquisition of Plato, by means of a reverse triangular merger with GMS, as provided in the Merger Agreement.

“Plato Acquisition Agreement” means the Merger Agreement.

“Plato Acquisition Documents” means the Merger Agreement and all other documents ancillary thereto related to the Plato Acquisition.

“Third Amendment” shall mean that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 4, 2021 by and between the Borrower and the Bank.

“Third Amendment Loan Documents” shall mean the Third Amendment, the Reaffirmation of Guaranty, the Collateral Assignment of Acquisition Documents, the Subordination Agreement, and all other Loan Documents evidencing or securing the Facilities delivered to the Bank in connection with the Third Amendment.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.

Section 4.28Acquisitions.  The Agreement is hereby amended by replacing Section 4.28 in its entirety as follows:

Section 4.28. Acquisitions.  The Acquisition Documents constitute the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as may be limited by reorganization, bankruptcy, insolvency, moratorium or other laws affecting generally the enforcement of creditors’ rights and general principles of equity. The execution, delivery and performance by Borrower of the Acquisition Documents, and the consummation of the transactions contemplated thereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any Governmental Authority or any other Person, other than those described on Schedule 4.28 hereto and those that have been obtained or waived by Borrower prior to the date hereof, and except where the failure to obtain same could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 4.28 hereto, (a) the Financial Statements of each of BBP and HTL for the fiscal year 2020 are audited financial statements, (b) Borrower has no knowledge that any Material Adverse Change has occurred since the date of such Financial Statements, (c) to the knowledge of Borrower, the representations and warranties of BBP, HTL, Plato, and each other party contained in the Acquisition Documents are true and correct in all material respects, (d) [Reserved], (e) none of the conditions to the closing of the Acquisitions contemplated by the Acquisition Documents have been waived by any party, (f) all transactions necessary to consummate the Acquisitions as described in the Acquisition Agreements have been consummated in all material respects in accordance with the terms and provisions thereof, and (g) all transactions necessary to consummate the Acquisitions as described in the Acquisition Agreements that are to occur prior to the date hereof have been consummated in all material respects in accordance with the terms and provisions thereof, and the only condition to the consummation of the Acquisitions in accordance with the Acquisition Agreements remaining to be satisfied hereunder is the delivery of funds sufficient to pay the aggregate purchase price required to be paid under the Acquisition Agreements (which condition will be satisfied simultaneously with the initial Advance of the Facilities).

Section 4.31Stockholder Notes.  The Agreement is hereby amended by adding new Section 4.31 as follows:

Section 4.31. Stockholder Notes.  Prior to execution and delivery of any Stockholder Note (as hereinafter defined), Borrower shall have received the signature page to the Subordination Agreement duly executed by the holder of such Stockholder Note.

ARTICLE 5. COVENANTS.

Section 5.1Negative Covenants.  The Agreement is hereby amended by replacing Section 5.1(g) in its entirety as follows:

(g)Investment.  Make any Investment, except (i) Qualified Investments; (ii) Investments existing on the date hereof and set forth on Schedule 5.1(g), including any modification, replacement or extension thereof that does not increase the amount thereof in any material respect; (iii) Investments made (A) by a Borrower to or in any Guarantor and (B) by any Subsidiary to or a Borrower or any Guarantor; and (iv) Investments in connection with the consummation of the BBP Acquisition, the HTL Acquisition, and the Plato Acquisition.

Schedule 4.10      Indebtedness.  Schedule 4.10 of the Agreement shall be amended by replacing Schedule 4.10 in its entirety with the Schedule 4.10 attached hereto as Exhibit “A”.

PART III. CONTINUING EFFECT

Except as expressly modified herein:

(a)All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Third Amendment; provided, however, in the event of any irreconcilable inconsistency, this Third Amendment shall control;

(b)The representations and warranties contained in the Agreement shall survive this Third Amendment in their original form as continuing representations and warranties of Borrower; and

(c)Capitalized terms used in this Third Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa)Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)Except as expressly waived in writing by Bank, there has not occurred any Default or Unmatured Default; and

(dd)After giving effect to this Third Amendment and any transactions contemplated hereby, no Default or Unmatured Default is or will be occasioned hereby or thereby.

PART IV. CONDITIONS PRECEDENT

Notwithstanding anything contained in this Third Amendment to the contrary, Bank shall have no obligation under this Third Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:

(a)Bank shall have received each of the following, in form and substance satisfactory to Bank:

(i)This Third Amendment duly executed in the forms prescribed by Bank;

(ii)Certified copies of Borrower’s and Subsidiaries’ articles of incorporation, articles of organization or certificate of formation, as applicable, and bylaws and operating agreement, as applicable, all as amended (or certification as to no change to the foregoing since the immediate prior delivery of same to the Bank), accompanied by a recent certificate of existence issued by the appropriate official of its respective place of organization, certificates of good standing from those states in which Borrower and Subsidiaries are qualified to do business and a certified copy of resolutions adopted by Borrower’s and Subsidiaries’ board of directors or managers, as applicable, authorizing this Third Amendment and the transactions contemplated hereby, and specifying the persons authorized to execute and deliver the Loan Documents;

(iii)An executed Collateral Assignment of Acquisition Documents with respect to the Plato Acquisition in the form prescribed by Bank, pursuant to which Borrower shall have collaterally assigned to Bank the representations, warranties, covenants and indemnities granted to Borrower under the Plato Acquisition Documents;

(iv)A Reaffirmation of Guaranty duly executed by each Guarantor in form satisfactory to the Bank;

(v)A fully executed copy of the Plato Acquisition Agreement; and

(b)Borrower shall have paid Bank a non-refundable amendment fee in the amount of $10,000.

PART V. POST-CLOSING COVENANTS

Borrower hereby acknowledges and agrees that:

(a)Within thirty (30) days following the execution date of this Third Amendment, Borrower shall obtain and deliver to Bank landlord and warehousemen lien waivers, in the form prescribed by Bank, pursuant to which Plato’s various landlords and warehousemen shall have waived or subordinated all liens or other rights of detainer against their assets constituting collateral for the Obligations; and

(b)Within fifteen (15) days following the execution of this Third Amendment, Borrower shall obtain and deliver to Bank, (i) signature pages to the Subordination Agreement, executed by the holders of the unsecured subordinated promissory notes (the "Stockholder Notes"), to whom (subsequent to, and conditioned upon, the delivery to the Borrower of such executed signature pages) a Stockholder Note was issued, and (ii) fully executed copies of each such Stockholder Note, evidencing the Indebtedness of Plato owed to holders of such Stockholder Notes in the total aggregate principal amount of  up to $3,000,000.

The Borrower hereby agrees that any failure of the Borrower or Plato to comply with the terms and conditions of the above post-closing requirement shall constitute an Event of Default under the Agreement, without any requirement for the giving of notice or the lapse of time.

PART VI. EXPENSES AND FEES

Borrower shall reimburse Bank for all legal fees and other expenses.  Bank is hereby authorized to debit Borrower’s deposit account maintained at Bank for such legal fees and other fees and expenses.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower and Bank have caused this Third Amendment to Amended and Restated Credit Agreement to be executed by their respective officers duly authorized as of the date first above written.

“BORROWER”

INOTIV, INC. (formerly known as Bioanalytical Systems, Inc.)

By:	/s/ Beth A. Taylor
Beth A. Taylor, Chief Financial Officer
& Vice President-Finance

[Signature Page – Third Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, Borrower and Bank have caused this Third Amendment to Amended and Restated Credit Agreement to be executed by their respective officers duly authorized as of the date first above written.

“BANK”

FIRST INTERNET BANK OF INDIANA

By:	/s/ Katrina McWilliams
Katrina McWilliams, Vice President

[Signature Page – Third Amendment to Amended and Restated Credit Agreement]

Exhibit “A”

Schedule 4.10

Indebtedness

1.	Indebtedness of Borrower owed to Phillip Bendele in the original principal amount of $750,000.

2.	Indebtedness of Borrower owed to Alison Bendele in the original principal amount of $750,000.

3.	Indebtedness of BASi Gaithersburg owed to Smithers Avanza Toxicology Services LLC, a Delaware limited liability company, in the original principal amount of $810,000.

4.	Indebtedness of Bronco Research owed to Pre-Clinical Research Services, Inc., a Colorado corporation, in the original principal amount of $800,000.

5.	Indebtedness of Borrower arising under the Indenture in the aggregate principal amount of up to $150,000,000.

6.	Indebtedness of Plato owed to holders of the Stockholder Notes in the aggregate principal amount of $3,000,000.

A-1